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                                                                   EXHIBIT 23

[COMPANY LETTERHEAD ROWLES & COMPANY CERTIFIED PUBLIC ACCOUNTANTS]



Carrollton Bancorp
Baltimore, Maryland

We hereby consent to the use in this annual report on Form 10-KSB of our report, dated February 5, 1997, on the consolidated financial statements of Carrollton Bancorp and Subsidiary appearing in the annual report.


                                       /s/ Rowles & Company LLP

Baltimore, Maryland
March 27, 1997

























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